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Exhibit 99.2

CONTACTS:
Shelly Doran	317.685.7330	Investors
Les Morris	317.263.7711	Media

FOR IMMEDIATE RELEASE

SIMON PROPERTY GROUP ANNOUNCES SECOND QUARTER RESULTS
AND QUARTERLY DIVIDENDS

        Indianapolis, Indiana—July 28, 2008...Simon Property Group, Inc. (the "Company" or "Simon") (NYSE:SPG) today announced results for the quarter ended June 30, 2008:

  •
  Funds from operations ("FFO") for the quarter increased 14.7% to $427.9 million from $373.0 million in the second quarter of 2007. On a diluted per share basis the increase was 13.7% to $1.49 from $1.31 in 2007. FFO for the six months increased 10.8% to $847.9 million from $765.4 million in 2007. On a diluted per share basis the increase was 10.1% to $2.95 from $2.68 in 2007.

    The Company incurred an extinguishment charge of $20.3 million during the quarter related to the repayment of debt, as further described in the Capital Markets section below. Excluding the impact of this one-time charge, diluted FFO per share increased 19.1% for the quarter to $1.56 and 12.7% for the six months to $3.02.

  •
  Net income available to common stockholders for the quarter increased 27.9% to $76.6 million from $59.9 million in the second quarter of 2007. On a diluted per share basis the increase was 25.9% to $0.34 from $0.27 in 2007. Net income available to common stockholders for the six months increased 3.9% to $164.5 million from $158.3 million in 2007. On a diluted per share basis the increase was 2.8% to $0.73 from $0.71 in 2007.

    Excluding the impact of the extinguishment charge, diluted net income available to common stockholders per share increased 51.9% for the quarter to $0.41 and 12.7% for the six months to $0.80.

U.S. Portfolio Statistics(1)

	As of June 30, 2008	As of June 30, 2007	Change
Occupancy
Regional Malls(2)	91.8%	92.0%	20 basis point decrease
Premium Outlet Centers®(3)	98.3%	99.4%	110 basis point decrease
Community/Lifestyle Centers(3)	93.2%	92.9%	30 basis point increase
Comparable Sales per Sq. Ft.
Regional Malls(4)	$494	$489	1.0% increase
Premium Outlet Centers(3)	$519	$492	5.5% increase
Average Rent per Sq. Ft.
Regional Malls(2)	$38.81	$36.51	6.3% increase
Premium Outlet Centers(3)	$26.66	$25.11	6.2% increase
Community/Lifestyle Centers(3)	$12.68	$12.03	5.4% increase

(1)
Statistics do not include the Mills portfolio of assets.

(2)
For mall stores.

(3)
For all owned gross leasable area (GLA).

(4)
For mall stores with less than 10,000 square feet.

Dividends

        Today the Company announced a quarterly common stock dividend of $0.90 per share. This dividend will be paid on August 29, 2008 to stockholders of record on August 15, 2008.

        The Company also declared dividends on its two outstanding public issues of preferred stock:

  •
  6% Series I Convertible Perpetual Preferred (NYSE:SPGPrI) dividend of $0.75 per share is payable on August 29, 2008 to stockholders of record on August 15, 2008.

  •
  8 3/8% Series J Cumulative Redeemable Preferred (NYSE:SPGPrJ) dividend of $1.046875 per share is payable on September 30, 2008 to stockholders of record on September 16, 2008.

Capital Markets

        On May 13th, the Company announced the sale of $1.5 billion of senior notes by its majority-owned partnership subsidiary, Simon Property Group, L.P. The offering consisted of $700 million of 5.300% notes due 2013 and $800 million of 6.125% notes due 2018. Each tranche of notes was priced to yield 235 basis points above its respective Treasury benchmark. The offering closed on May 19, 2008. Net proceeds from the offering were used to reduce the outstanding balance of the Company's corporate credit facility and for general corporate purposes.

        On June 16th, the Operating Partnership completed the redemption of $200 million of 7% MandatOry Par Put Remarketed Securities (MOPPRS). The redemption was accounted for as an extinguishment, and resulted in a second quarter charge of approximately $20.3 million. The extinguishment charge was a function of the remarketing reset base rate of the MOPPRS being higher than the current base rate for the 30-year U.S. Treasury.

U.S. New Development and Redevelopment Activity

        The Company opened two new development projects during the second quarter of 2008:

  •
  On May 1st, the Company announced the opening of Pier Park, a 900,000 square-foot, open-air lifestyle center in Panama City Beach, Florida. Pier Park is anchored by Dillard's, Target, JCPenney, Borders, Old Navy, Ron Jon Surf Shop, The Grand 16 Theatres and Jimmy Buffett's Margaritaville. Small shop fashion retailers include Aeropostale, American Eagle Outfitters, Cache, Chico's, Coldwater Creek, Hollister Co., New York & Company and Victoria's Secret. Restaurant options include Back Porch Seafood House, Hofbrau Beer Garden, Tootsies Orchid Lounge and Reggae J's Island Grill. The Company owns 100% of this property, which is currently 95% leased.

  •
  On May 2nd, the Company opened Hamilton Town Center, a 950,000 square foot open-air retail center in Noblesville, Indiana. Hamilton Town Center is anchored by Bed Bath & Beyond, Borders, Dick's Sporting Goods, DSW, JCPenney, Stein Mart, Ulta and a 16-screen theater. Small shop fashion retailers include Aeropostale, American Eagle Outfitters, The Buckle, Cache, Coldwater Creek, JoS. A. Bank and Victoria's Secret. Restaurant offerings at the center include Houlihan's, Mo's Irish Pub, Paradise Bakery, Noodles & Company and Stone Creek Dining Company. The Company owns a 50% interest in this property, which is currently 79% leased.

        The Company started construction on two additional projects during the quarter:

  •
  A 600,000 square foot Phase II expansion of The Domain in Austin, Texas. The expansion will include Dillard's, a Village Road Show theater, Dick's Sporting Goods, 136,000 square feet of small shops and restaurants, 78,000 square feet of office space and 411 residential units. Restaurant offerings at Domain II will include Maggiano's and BJ's Restaurant and Brewhouse. The Company owns 100% of this project, slated for an opening in November of 2009.

    A Westin hotel will also break ground at The Domain this summer, adding 340 guest rooms, conference facilities and a ballroom to this first-class mixed-use project. It is anticipated that the Company will own a 50% interest in this project.

  •
  Cincinnati Premium Outlets, a 400,000 square foot upscale manufacturers' outlet center serving the greater Cincinnati market. The center will be located on a 117-acre site in Monroe, north of Cincinnati, off Interstate 75 at exit 29. It will comprise 120 outlet stores featuring high-quality designer and name brands similar in mix to other Premium Outlet Centers in the Company's portfolio, including Saks Fifth Avenue Off 5th. The Company owns 100% of this project, which is scheduled to open in summer 2009.

        The Company also continues construction on Jersey Shore Premium Outlets, a 435,000 square foot upscale manufacturers' outlet center in Tinton Falls, New Jersey. The center is 100% owned by Simon and is scheduled to open on November 13, 2008.

        Several redevelopment and expansion projects are under construction. Significant projects with opening dates scheduled in 2008:

  •
  Anderson Mall in Anderson, South Carolina—Addition of Dillard's

  •
  The Fashion Mall at Keystone in Indianapolis, Indiana—Addition of Nordstrom

  •
  Northshore Mall in Peabody (Boston), Massachusetts—Addition of Nordstrom (opening in 2009), small shops and restaurants including P.F. Chang's

  •
  Orlando Premium Outlets in Orlando, Florida—114,000 square foot expansion and the addition of a four-level parking garage

  •
  Ross Park Mall in Pittsburgh, Pennsylvania—Addition of Nordstrom, L.L. Bean and small shops

  •
  Tacoma Mall in Tacoma (Seattle), Washington—Relocation of Nordstrom and lifestyle addition with small shops and restaurants

  •
  University Park Mall in Mishawaka (South Bend), Indiana—Demolition of former Marshall Field's building and replacement with lifestyle addition including Barnes & Noble (opening in 2009).

International Activity

        The Company's first shopping center in China, Changshu IN CITY Plaza, opened on June 5th. The center is anchored by a Wal-Mart Supercenter, which is expected to open in early August. IN CITY Plaza's 150 small shop tenants include C&A, Mango, Forever 21, Watsons, Sephora, Vera Moda, ONLY, Jack & Jones, Basic House, Mind Bridge, Esprit, Bench Body and Promod.

        The 20 plus restaurant and entertainment offerings at IN CITY Plaza include, Gino's Café, Bull Fighter, Costa, Ajisen Ramen, Dino's World, Daimei Hotpot, Papa Johns, KFC, Yagada BBQ and local favorite Xiangeli. IN CITY Plaza is 98% leased and was developed by GMI Retail Management Company, a joint venture of Simon, Morgan Stanley Real Estate Fund and SZITIC Commercial Property Co., Ltd. Simon owns a 32.5% interest in the project.

        New international development projects under construction include:

  •
  Argine (Naples, Italy)—a 300,000 square foot shopping center scheduled to open in March of 2009. Simon owns a 24% interest in this project.

  •
  Catania (Sicily, Italy)—a 642,000 square foot shopping center scheduled to open in June of 2010. Simon owns a 24% interest in this project.

  •
  Sendai Izumi Premium Outlets—a 172,000 square foot upscale outlet center in Sendai, Japan. The center is scheduled to open in October of 2008. Simon owns a 40% interest in this project, its seventh Premium Outlet Center in Japan.

  •
  Four projects in China located in Hangzhou, Hefei, Suzhou, and Zhengzhou. The centers range in size from 300,000 to 750,000 square feet, will be anchored by Wal-Mart, and are scheduled to open in 2009. Simon owns a 32.5% interest in each of these projects.

2008 Guidance

        The Company currently estimates that diluted FFO will be within a range of $6.38 to $6.45 per share for the year ending December 31, 2008, and diluted net income will be within a range of $2.01 to $2.08 per share. These estimates include the impact of the second quarter extinguishment charge of $0.07 per share.

        The following table provides the reconciliation of the range of estimated diluted net income available to common stockholders per share to estimated diluted FFO per share.

For the year ending December 31, 2008	Low End	High End
Estimated diluted net income available to common stockholders per share	$2.01	$2.08
Depreciation and amortization including our share of joint ventures	4.50	4.50
Impact of additional dilutive securities	(0.13)	(0.13)

Estimated diluted FFO per share	$6.38	$6.45

Conference Call

        The Company will provide an online simulcast of its quarterly conference call at www.simon.com (Investor Relations tab), www.earnings.com, and www.streetevents.com. To listen to the live call, please go to any of these websites at least fifteen minutes prior to the call to register, download and install any necessary audio software. The call will begin at 11:00 a.m. Eastern Daylight Time today, July 28, 2008. An online replay will be available for approximately 90 days at www.simon.com, www.earnings.com, and www.streetevents.com. A fully searchable podcast of the conference call will also be available at www.REITcafe.com shortly after completion of the call.

Supplemental Materials

        The Company will publish a supplemental information package which will be available at www.simon.com in the Investor Relations section, Financial Information tab. It will also be furnished to the SEC as part of a current report on Form 8-K. If you wish to receive a copy via mail or email, please call 800-461-3439.

Forward-Looking Statements

        Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that our expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company's ability to meet debt service requirements, the availability and terms of financing, changes in the Company's credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, the ability to hedge interest rate risk, risks associated with the acquisition, development and expansion of properties, general risks related to retail real estate, the liquidity of real estate investments, environmental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, competitive market forces, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but otherwise the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Funds from Operations ("FFO")

        The Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States ("GAAP").

About Simon

        Simon Property Group, Inc. is an S&P 500 company and the largest public U.S. real estate company. Simon is a fully integrated real estate company which operates from five retail real estate platforms: regional malls, Premium Outlet Centers®, The Mills®, community/lifestyle centers and international properties. It currently owns or has an interest in 383 properties comprising 261 million square feet of gross leasable area in North America, Europe and Asia. The Company is headquartered in Indianapolis, Indiana and employs more than 5,000 people worldwide. Simon Property Group, Inc. is publicly traded on the NYSE under the symbol SPG. For further information, visit the Company's website at www.simon.com.

 SIMON
Consolidated Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007
REVENUE:
Minimum rent	$566,199	$522,086	$1,116,881	$1,032,951
Overage rent	17,836	18,634	34,487	36,526
Tenant reimbursements	259,803	237,984	510,051	468,597
Management fees and other revenues	34,879	17,542	67,899	38,417
Other income	44,230	59,686	88,927	131,582

Total revenue	922,947	855,932	1,818,245	1,708,073
EXPENSES:
Property operating	111,911	112,122	224,672	221,349
Depreciation and amortization	236,617	230,611	464,660	445,882
Real estate taxes	85,450	79,063	169,970	158,245
Repairs and maintenance	25,845	28,744	54,866	57,751
Advertising and promotion	21,739	20,410	41,112	39,294
Provision for credit losses	6,781	1,424	13,363	1,966
Home and regional office costs	34,844	29,270	74,444	62,969
General and administrative	5,095	6,119	10,397	10,018
Other	15,259	14,618	33,397	28,082

Total operating expenses	543,541	522,381	1,086,881	1,025,556

OPERATING INCOME	379,406	333,551	731,364	682,517
Interest expense	(232,335)	(243,654)	(462,252)	(466,132)
Loss on extinguishment of debt	(20,330)	—	(20,330)	—
Minority interest in income of consolidated entities	(3,060)	(3,136)	(5,344)	(6,046)
Income tax benefit (expense) of taxable REIT subsidiaries	(627)	528	(604)	(757)
(Loss)/income from unconsolidated entities	(11,393)	7,459	(4,252)	29,232
Gain on sale of interest in unconsolidated entity	—	500	—	500
Limited partners' interest in the Operating Partnership	(19,516)	(15,448)	(42,249)	(41,326)
Preferred distributions of the Operating Partnership	(4,228)	(5,597)	(9,132)	(10,836)

Income from continuing operations	87,917	74,203	187,201	187,152
Discontinued operations, net of Limited Partners' interest	—	17	—	(145)

NET INCOME	87,917	74,220	187,201	187,007
Preferred dividends	(11,345)	(14,303)	(22,696)	(28,709)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$76,572	$59,917	$164,505	$158,298

 SIMON
Per Share Data
Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007
Basic Earnings Per Common Share:
Income from continuing operations	$0.34	$0.27	$0.73	$0.71
Discontinued operations	—	—	—	—

Net income available to common stockholders	$0.34	$0.27	$0.73	$0.71

Percentage Change	25.9%		2.8%
Diluted Earnings Per Common Share:
Income from continuing operations	$0.34	$0.27	$0.73	$0.71
Discontinued operations	—	—	—	—

Net income available to common stockholders	$0.34	$0.27	$0.73	$0.71

Percentage Change	25.9%		2.8%

 SIMON
Consolidated Balance Sheets
Unaudited
(In thousands, except as noted)

	June 30, 2008	December 31, 2007
ASSETS:
Investment properties, at cost	$24,807,528	$24,415,025
Less—accumulated depreciation	5,716,139	5,312,095

	19,091,389	19,102,930
Cash and cash equivalents	503,879	501,982
Tenant receivables and accrued revenue, net	357,118	447,224
Investment in unconsolidated entities, at equity	1,848,730	1,886,891
Deferred costs and other assets	1,334,645	1,118,635
Note receivable from related party	534,000	548,000

Total assets	$23,669,761	$23,605,662

LIABILITIES:
Mortgages and other indebtedness	$17,693,774	$17,218,674
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,127,780	1,251,044
Cash distributions and losses in partnerships and joint ventures, at equity	370,654	352,798
Other liabilities, minority interest and accrued dividends	188,288	180,644

Total liabilities	19,380,496	19,003,160

COMMITMENTS AND CONTINGENCIES
LIMITED PARTNERS' INTEREST IN THE OPERATING PARTNERSHIP	671,216	731,406
LIMITED PARTNERS' PREFERRED INTEREST IN THE OPERATING PARTNERSHIP	235,705	307,713
STOCKHOLDERS' EQUITY
CAPITAL STOCK OF SIMON PROPERTY GROUP, INC. (750,000,000 total shares authorized, $.0001 par value, 237,996,000 shares of excess common stock):
All series of preferred stock, 100,000,000 shares authorized, 14,806,671 and 14,801,884 issued and outstanding, respectively, and with liquidation values of $740,334 and $740,094, respectively	746,683	746,608
Common stock, $.0001 par value, 400,000,000 shares authorized, 229,410,283 and 227,719,614 issued and outstanding, respectively	24	23
Class B common stock, $.0001 par value, 12,000,000 shares authorized, 8,000 issued and outstanding	—	—
Class C common stock, $.0001 par value, 4,000 shares authorized, issued and outstanding	—	—
Capital in excess of par value	5,111,006	5,067,718
Accumulated deficit	(2,294,230)	(2,055,447)
Accumulated other comprehensive income	5,071	18,087
Common stock held in treasury at cost, 4,379,396 and 4,697,332 shares, respectively	(186,210)	(213,606)

Total stockholders' equity	3,382,344	3,563,383

Total liabilities and stockholders' equity	$23,669,761	$23,605,662

 SIMON
Joint Venture Statements of Operations
Unaudited
(In thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007
Revenue:
Minimum rent	$478,418	$447,346	$948,481	$717,275
Overage rent	26,813	20,323	45,529	37,591
Tenant reimbursements	244,593	220,429	473,338	352,250
Other income	37,427	47,299	83,518	88,866

Total revenue	787,251	735,397	1,550,866	1,195,982
Operating Expenses:
Property operating	163,813	154,677	316,737	241,602
Depreciation and amortization	207,770	157,053	379,469	239,831
Real estate taxes	66,629	66,365	132,373	100,916
Repairs and maintenance	30,165	30,139	60,503	53,019
Advertising and promotion	14,826	15,340	29,122	23,040
Provision for credit losses	2,795	6,712	7,828	6,723
Other	47,628	42,651	85,605	68,359

Total operating expenses	533,626	472,937	1,011,637	733,490

Operating Income	253,625	262,460	539,229	462,492
Interest expense	(234,837)	(238,349)	(483,710)	(345,505)
Loss from unconsolidated entities	(4,150)	(3)	(4,129)	(87)
Loss on sale of assets	—	—	—	(4,759)

Income from Continuing Operations	14,638	24,108	51,390	112,141
Income (loss) from consolidated joint venture interests(A)	—	(47)	—	2,590
Income from discontinued joint venture interests(B)	—	159	47	176
Gain on disposal or sale of discontinued operations, net	—	19	—	19

Net Income	$14,638	$24,239	$51,437	$114,926

Third-Party Investors' Share of Net Income	$14,906	$6,027	$33,557	$60,672

Our Share of Net (Loss)/Income	(268)	18,212	17,880	54,254
Amortization of Excess Investment	(11,125)	(10,753)	(22,132)	(25,022)

Income (Loss) from Unconsolidated Entities, Net	$(11,393)	$7,459	$(4,252)	$29,232

 SIMON
Joint Venture Balance Sheets
Unaudited
(In thousands)

	June 30, 2008	December 31, 2007
Assets:
Investment properties, at cost	$21,282,389	$21,009,416
Less—accumulated depreciation	3,537,869	3,217,446

	17,744,520	17,791,970
Cash and cash equivalents	727,198	747,575
Tenant receivables and accrued revenue, net	361,619	435,093
Investment in unconsolidated entities, at equity	240,324	258,633
Deferred costs and other assets	744,524	713,180

Total assets	$19,818,185	$19,946,451

Liabilities and Partners' Equity:
Mortgages and other indebtedness	$16,421,345	$16,507,076
Accounts payable, accrued expenses, intangibles and deferred revenue	1,085,200	972,699
Other liabilities	818,125	825,279

Total liabilities	18,324,670	18,305,054
Preferred units	67,450	67,450
Partners' equity	1,426,065	1,573,947

Total liabilities and partners' equity	$19,818,185	$19,946,451

Our Share of:
Total assets	$8,144,184	$8,040,987

Partners' equity	$741,032	$776,857
Add: Excess Investment(C)	737,044	757,236

Our net Investment in Joint Ventures	$1,478,076	$1,534,093

Mortgages and other indebtedness	$6,541,944	$6,568,403

 SIMON
Footnotes to Financial Statements
Unaudited

Notes:

(A)
Consolidation occurs when the Company acquires an additional ownership interest in a joint venture and, as a result, gains control of the joint venture. These interests have been separated from operational interests to present comparative results of operations.

(B)
Discontinued joint venture interests represent assets and partnership interests that have been sold.

(C)
Excess investment represents the unamortized difference of the Company's investment over equity in the underlying net assets of the partnerships and joint ventures. The Company generally amortizes excess investment over the life of the related properties, typically no greater than 40 years, and the amortization is included in income from unconsolidated entities.

 SIMON
Reconciliation of Net Income to FFO(1)
Unaudited
(In thousands, except as noted)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007
Net Income(2)(3)(4)(5)	$87,917	$74,220	$187,201	$187,007
Adjustments to Net Income to Arrive at FFO:
Limited partners' interest in the Operating Partnership and preferred distributions of the Operating Partnership	23,744	21,045	51,381	52,162
Limited partners' interest in discontinued operations	—	3	—	(38)
Depreciation and amortization from consolidated properties and discontinued operations	232,449	226,853	457,505	439,341
Simon's share of depreciation and amortization from unconsolidated entities	101,487	75,969	188,115	131,300
Gain on sales of assets and interests in unconsolidated entities, net of limited partners' interest	—	(2,880)	—	(500)
Minority interest portion of depreciation and amortization	(2,169)	(2,276)	(4,467)	(4,293)
Preferred distributions and dividends	(15,573)	(19,900)	(31,828)	(39,545)

FFO of the Operating Partnership	$427,855	$373,034	$847,907	$765,434

Per Share Reconciliation:
Diluted net income available to common stockholders per share	$0.34	$0.27	$0.73	$0.71
Adjustments to net income to arrive at FFO:
Depreciation and amortization from consolidated properties and Simon's share of depreciation and amortization from unconsolidated entities, net of minority interest portion of depreciation and amortization	1.18	1.07	2.28	2.01
Gain on sales of assets and interests in unconsolidated entities, net of limited partners' interest	—	(0.01)	—	—
Impact of additional dilutive securities for FFO per share	(0.03)	(0.02)	(0.06)	(0.04)

Diluted FFO per share	$1.49	$1.31	$2.95	$2.68

Details for per share calculations:
FFO of the Operating Partnership	$427,855	$373,034	$847,907	$765,434
Adjustments for dilution calculation:
Impact of preferred stock and preferred unit conversions and option exercises(6)	11,726	13,072	24,115	25,888

Diluted FFO of the Operating Partnership	439,581	386,106	872,022	791,322
Diluted FFO allocable to unitholders	(85,379)	(75,568)	(169,983)	(155,615)

Diluted FFO allocable to common stockholders	$354,202	$310,538	$702,039	$635,707

Basic weighted average shares outstanding	224,983	223,399	224,219	222,936
Adjustments for dilution calculation:
Effect of stock options	589	837	605	847
Impact of Series C preferred unit conversion	76	135	76	160
Impact of Series I preferred unit conversion	1,327	2,419	1,786	2,559
Impact of Series I preferred stock conversion	11,155	11,073	11,140	11,038

Diluted weighted average shares outstanding	238,130	237,863	237,826	237,540
Weighted average limited partnership units outstanding	57,400	57,883	57,585	58,148

Diluted weighted average shares and units outstanding	295,530	295,746	295,411	295,688

Basic FFO per share	$1.52	$1.33	$3.01	$2.72
Percent Increase	14.3%		10.7%
Diluted FFO per share	$1.49	$1.31	$2.95	$2.68
Percent Increase	13.7%		10.1%

 SIMON
Footnotes to Reconciliation of Net Income to FFO
Unaudited

Notes:

(1)
The Company considers FFO a key measure of its operating performance that is not specifically defined by GAAP and believes that FFO is helpful to investors because it is a widely recognized measure of the performance of REITs and provides a relevant basis for comparison among REITs. The Company also uses this measure internally to measure the operating performance of the portfolio. The Company's computation of FFO may not be comparable to FFO reported by other REITs.

The Company determines FFO in accordance with the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). As defined by NAREIT, FFO is consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales of real estate, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP. The Company has adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting change or resulting from the sale of depreciable real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(2)
Includes the Company's share of gains on land sales of $6.4 million and $3.7 million for the three months ended June 30, 2008 and 2007, respectively and $7.6 million and $11.3 million for the six months ended June 30, 2008 and 2007, respectively.

(3)
Includes the Company's share of straight-line adjustments to minimum rent of $13.3 million and $5.6 million for the three months ended June 30, 2008 and 2007, respectively and $21.5 million and $10.7 million for the six months ended June 30, 2008 and 2007, respectively.

(4)
Includes the Company's share of the fair market value of leases from acquisitions of $13.7 million and $12.3 million for the three months ended June 30, 2008 and 2007, respectively and $27.4 million and $26.2 million for the six months ended June 30, 2008 and 2007, respectively.

(5)
Includes the Company's share of debt premium amortization of $5.3 million and $15.0 million for the three months ended June 30, 2008 and 2007, respectively and $10.2 million and $22.0 million for the six months ended June 30, 2008 and 2007, respectively.

(6)
Includes dividends and distributions of Series I preferred stock and Series C and Series I preferred units.

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  Exhibit 99.2
SIMON PROPERTY GROUP ANNOUNCES SECOND QUARTER RESULTS AND QUARTERLY DIVIDENDS
SIMON Consolidated Statements of Operations Unaudited (In thousands)
SIMON Per Share Data Unaudited
SIMON Consolidated Balance Sheets Unaudited (In thousands, except as noted)
SIMON Joint Venture Statements of Operations Unaudited (In thousands)
SIMON Joint Venture Balance Sheets Unaudited (In thousands)
SIMON Footnotes to Financial Statements Unaudited
SIMON Reconciliation of Net Income to FFO(1) Unaudited (In thousands, except as noted)
SIMON Footnotes to Reconciliation of Net Income to FFO Unaudited